UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2003

         PCD INC.

(Exact name of registrant as specified in its charter)

       Massachusetts                                         0-27744                            04-2604950
      (State or other Jurisdiction                        (Commission                      (IRS Employer
                    of Incorporation)                         File Number)                   Identification No.)

        2 Technology Drive, Centennial Park, Peabody, MA                                       01960-7977
      (Address of principal executive offices)                                                 (Zip Code)

Registrant's telephone number, including area code:  978-532-8800

ITEM 2. Other Events.

PCD Inc. (OTC Bulletin Board: PCDIQ.OB), a manufacturer of electronic connectors, announced on May 2, 2003, that on May 1, 2003, Amphenol Corporation had completed the acquisition of substantially all of the assets and operations of PCD's Industrial/Avionics Division, headquartered in Peabody, MA, for approximately $14 million in cash, plus certain assumed liabilities, subject to further adjustments after the closing of the acquisition under the agreement between the companies.

In a separate announcement on May 7, 2003, PCD announced the completion of the acquisition of PCD's Wells-CTI Division by UMD Technology, Inc., headquartered in Phoenix, AZ, for $2.2 million in cash, plus certain assumed liabilities.

All proceeds from these transactions as well as any additional cash remaining in the Company will be used to pay creditors. The Company will then dissolve. There will be no distribution to shareholders.

Copies of the full press releases dated May 2, 2003 and May 7, 2003, announcing the sales are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively and are incorporated in their entirety herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits
99.1	Press Release dated May 2, 2003 of PCD Inc.

99.2	Press Release dated May 7, 2003 of PCD Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCD INC.
	By:	/s/ JOHN L. DWIGHT, JR. Name: John L. Dwight, Jr. Title: Chairman of the Board, President, and Chief Executive Officer
Date: May 7, 2003

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 2, 2003 of PCD Inc.

99.2	Press Release dated May 7, 2003 of PCD Inc.